Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE	Contact: Ken Dennard / Natalie Hairston Dennard Lascar Investor Relations (713) 529-6600 TCBX@dennardlascar.com

Third Coast Bancshares, Inc. Announces Completion of $82.3 Million

Fixed-to-Floating Rate Subordinated Notes Offering

HUMBLE, Texas, April 1, 2022 – Third Coast Bancshares, Inc. (NASDAQ: TCBX), (“Third Coast”), the holding company of Third Coast Bank, SSB, Humble, Texas, announced the issuance of approximately $82.3 million in aggregate principal amount of its 5.500% Fixed-to-Floating Rate Subordinated Notes due 2032 (the “Notes”) to certain institutional accredited investors and qualified institutional buyers in a private placement transaction. The Notes are intended to qualify as Tier 2 capital for regulatory capital purposes, and the Company intends to use the net proceeds from this offering for general corporate purposes.

The Notes mature on April 1, 2032, unless redeemed earlier. The Notes will initially bear interest at a fixed annual rate of 5.500%, payable semi-annually in arrears, until April 1, 2027 or an earlier redemption date. Beginning April 1, 2027, and until maturity or redemption, the interest rate will reset quarterly to an interest rate per annum equal to the then current three-month Secured Overnight Financing Rate (“SOFR”) plus 315 basis points, payable quarterly in arrears. Third Coast may redeem the Notes, in whole or in part, on or after April 1, 2027, or earlier upon certain other specified events.

The Notes have not been registered under the Securities Act or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

In connection with the issuance and sale of the Notes, Third Coast entered into a registration rights agreement with the purchasers of the Notes pursuant to which Third Coast has agreed to take certain actions to provide for the exchange of the Notes for subordinated notes that are registered under the Securities Act of 1933, as amended (the “Securities Act”), with substantially the same terms as the Notes.

Piper Sandler & Co. served as lead placement agent and Stephens Inc. acted as co-placement agent for the offering. Norton Rose Fulbright US LLP served as legal counsel to Third Coast, and Fenimore Kay Harrison LLP served as legal counsel to the placement agents.

About Third Coast Bancshares, Inc.

Third Coast Bancshares, Inc. is a commercially focused, Texas-based bank holding company operating primarily in the Greater Houston, Dallas-Fort Worth, and Austin-San Antonio markets through its wholly owned subsidiary, Third Coast Bank, SSB. Founded in 2008 in Humble, Texas, Third Coast Bank, SSB conducts banking operations through 12 branches and one loan production office encompassing the four largest metropolitan areas in Texas. Please visit https://www.tcbssb.com for more information.

No Offer or Solicitation

This press release shall not constitute an offer to sell, a solicitation of an offer to sell, or the solicitation or an offer to buy any securities. There will be no sale of securities in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The Notes have not been registered under the Securities Act, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The indebtedness evidenced by the Notes is not a deposit and is not insured by the Federal Deposit Insurance Corporation or any other government agency or fund.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Third Coast’s current views with respect to, among other things, future events, its financial performance and the use of proceeds from the offering. These statements are often, but not always, made through the use of words or phrases such as “may,” “should,” “could,” “predict,” “potential,” “believe,” “will likely result,” “expect,” “continue,” “will,” “anticipate,” “seek,” “estimate,” “intend,” “plan,” “projection,” “would” and “outlook,” or the negative version of those words or other comparable words or phrases of a future or forward-looking nature. These forward-looking statements are not historical facts, and are based on current expectations, estimates and projections about Third Coast’s industry, management’s beliefs and certain assumptions made by management, many of which, by their nature, are inherently uncertain and beyond our control. Accordingly, Third Coast cautions you that any such forward-looking statements are not guarantees of future performance and are subject to risks, assumptions and uncertainties that are difficult to predict. Although Third Coast believes that the expectations reflected in these forward-looking statements are reasonable as of the date made, actual results may prove to be materially different from the results expressed or implied by the forward-looking statements. For a discussion of factors that could cause Third Coast’s actual results to differ materially from those described in the forward-looking statements, please see the risk factors discussed in its Annual Report on Form 10-K, filed with the Securities and Exchange Commission (the “SEC”) on March 17, 2022, and Third Coast’s other filings with the SEC. Any forward-looking statement speaks only as of the date on which it is made, and Third Coast does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise, except as required by law.

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Contact:

Ken Dennard / Natalie Hairston Dennard Lascar

Investor Relations (713) 529-6600

TCBX@dennardlascar.com